                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT




Name of Subsidiary                 Date of Incorporation             State of Incorporation
------------------                 ---------------------             ----------------------
LAF Financial Services, Inc.       January 16, 1996                  Delaware